Exhibit 99.1

Cavitation Technologies, Inc. Executes Definitive Purchase Agreement with

European Guarantee Services S.à.r.l

CHATSWORTH, CA – August 17, 2026 (GLOBE NEWSWIRE) –

Cavitation Technologies, Inc. (OTCQB: CVAT) ("CVAT" or the "Company"), a leading provider of sustainable nanotechnology solutions, today announced that, on August 14, 2026, the Company executed a definitive tender offer agreement (the "CVAT Agreement") with European Guarantee Services S.à.r.l., a private financial and wealth management company chartered and located in Luxembourg ("EGS"). Under the CVAT Agreement, EGS will seek to acquire all of the outstanding shares of common stock of the Company for a total purchase price of $35 million in cash (less certain indebtedness and accrued liabilities of the Company). Under the terms of the CVAT Agreement, the cash offer by EGS for the outstanding shares of the Company’s common stock will be made in accordance with Regulation 14D promulgated under Section 14(d)(1) of the (U.S.) Securities Exchange Act of 1934.

In conjunction with the CVAT transaction, the Company anticipates that, within the next five business days, EGS will be entering into a separate definitive tender offer agreement with Alchemy Beverages Inc. ("Alchemy"), a privately held company in which CVAT holds approximately 17% of the outstanding common stock. The pending Alchemy agreement contemplates that EGS will be making an offer to purchase all of the outstanding shares of common stock in ABI for a total purchase price of $7 million (less certain indebtedness and accrued liabilities of ABI), bringing the aggregate cash consideration for the combined transactions to $42 million.

In connection with the execution of the Agreement, the Company will file, within the next three business days, a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC"). The Company is committed to transparency and will continue to file all required forms and disclosures mandated by the SEC throughout the tender offer process.

"The execution of this definitive tender offer agreement with EGS represents a monumental milestone for Cavitation Technologies and our shareholders," said Neil Voloshin, Chief Executive Officer of CVAT. "We have worked diligently with EGS to finalize this $35 million agreement, and we look forward to the execution of the Alchemy agreement in the coming days. We remain fully committed to working through the regulatory process and completing all necessary SEC filings to bring this transaction to a successful conclusion."

Additional Information and Where to Find It

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the Company’s common stock or any other securities. On the commencement date of the tender offer, EGS will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal, and related documents, with the SEC. Thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY STATEMENTS ISSUED BY THE COMPANY AND ANY FUTURE FILINGS REGARDING THE CVAT TENDER OFFER AGREEMENT AND RELATED OFFER DOCUMENT, AS SUCH DOCUMENTS AND THE INFORMATION CONTAINED THEREIN MAY BE UPDATED OR AMENDED FROM TIME TO TIME.

Investors and security holders may obtain a free copy of offer statements and other documents submitted and filed under or pursuant to the CVAT Agreement (when filed with the SEC) at www.sec.gov.

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About Cavitation Technologies, Inc.

Cavitation Technologies, Inc. (OTCQB: CVAT) designs and manufactures innovative nanotechnology systems for a wide range of industrial and environmental applications. With over 40 patents worldwide, the Company's proprietary technologies are utilized in water treatment, renewable fuels, and digital asset infrastructure. For more information, please visit www.cvatinfo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties. These include, but are not limited to, the risk that the pending agreement with Alchemy may not be executed in a timely manner or at all, the risk that the conditions to the closing of the tender offer or the transaction may not be satisfied, uncertainties as to how many of the Company's stockholders will tender their stock in the offer, the risk that the transaction will not be consummated in a timely manner or at all, and other risks and uncertainties described in the Company's most recent Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor & Media Contact

Cavitation Technologies, Inc.
10019 Canoga Ave., Chatsworth, CA 91311 USA
Phone: (818) 718-0905
Email: info@ctinanotech.com
Web: www.cvatinfo.com

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